EXHIBIT 2.1






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                          AGREEMENT AND PLAN OF MERGER





                            DATED AS OF MARCH 5, 1997





                                      AMONG

                            IDEAS FOR MEDICINE, INC.,
                  J. CRAYTON PRUITT, SR., M.D., THOMAS BENHAM,
                  THOMAS ALEXANDRIS, TOM JUDGE, NATALIE JUDGE,
                  HELEN WALLACE, J. CRAYTON PRUITT, JR., M.D.,
                               AND JOHANNA PRUITT,

                                 CRYOLIFE, INC.

                                       AND

                        CRYOLIFE ACQUISITION CORPORATION

                          AGREEMENT AND PLAN OR MERGER
                   IDEAS FOR MEDICINE INC. AND CRYOLIFE, INC.


ARTICLE 1         DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.................  1
         1.1.     Defined Terms..............................................  1
         1.2.     Principles of Construction.................................  5

ARTICLE 2         THE MERGER.................................................  6
         2.1.     The Merger.................................................  6
         2.2.     Effective Time.............................................  6
         2.3.     Effect of the Merger.......................................  6
         2.4.     Subsequent Actions.........................................  6
         2.5.     Certificate of Incorporation; By-Laws;
                  Directors and Officers.....................................  6

ARTICLE 3         MERGER CONSIDERATION.......................................  7
         3.1.     Merger Consideration.......................................  7
         3.2.     Distributions of Closing Consideration.....................  8
         3.3.     Closing....................................................  8
         3.4.     Allocation.................................................  8

ARTICLE 4         ADDITIONAL COVENANTS.......................................  8
         4.1.     Consents...................................................  8
         4.2.     Consulting Agreement.......................................  8
         4.3.     Conduct of Business by IFM Pending Merger..................  8
         4.4.     Expenses................................................... 10
         4.5.     Notification of Certain Matters............................ 10
         4.6.     Public Announcements....................................... 11
         4.7.     No Negotiations............................................ 11
         4.8.     Confidentiality............................................ 11
         4.9.     Termination of Stock Rights................................ 12
         4.10.    Disclosures Required by Law................................ 12
         4.11.    Facilities Agreements...................................... 12
         4.12.    CryoLife's Access and Inspection........................... 12
         4.13.    Non-Competition Agreements................................. 12
         4.14.    Short Term Tax Returns..................................... 12

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF IFM...................... 13
         5.1.     Organization and Authority of IFM.......................... 13
         5.2.     Corporate Power and Authority; Due Authorization........... 13
         5.3.     Sufficiency of Assets...................................... 14
         5.4.     No Conflict; Required Consents............................. 14
         5.5.     Capitalization............................................. 14
         5.6.     Compliance with Laws....................................... 14
         5.7.     Licenses and Permits....................................... 15
         5.8.     Financial Information...................................... 15


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         5.9.     No Undisclosed Liabilities................................. 16
         5.10.    Absence of Certain Changes................................. 16
         5.11.    Taxes...................................................... 17
         5.12.    Title to Properties; Encumbrances.......................... 18
         5.13.    Vehicles; Fixed Assets..................................... 18
         5.14.    Inventory.................................................. 18
         5.15.    Trade Payables; Accrued Expenses........................... 18
         5.16.    Accounts Receivable........................................ 19
         5.17.    Contracts and Commitments.................................. 19
         5.18.    Leases..................................................... 19
         5.19.    Intellectual Property Rights; Employee Restrictions........ 19
         5.20.    Litigation................................................. 20
         5.21.    Employee Benefit Plans..................................... 21
         5.22.    Union; Labor............................................... 23
         5.23.    Immigration Matters........................................ 23
         5.24.    Hazardous Substance........................................ 24
         5.25.    Insurance.................................................. 25
         5.26.    Certain Other Contracts.................................... 25
         5.27.    Bank Accounts.............................................. 25
         5.28.    Advisors Fees.............................................. 25
         5.29.    Complete Documentation..................................... 25
         5.30.    Disclosure................................................. 26

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF CRYOLIFE AND
                  NEWCO...................................................... 26
         6.1.     Organization of CryoLife and Newco......................... 26
         6.2.     Corporate Power and Authority; Due Authorization........... 26
         6.3.     No Conflict; Consents...................................... 26
         6.4.     Brokers Fees and Expenses.................................. 27
         6.5.     Shares to be Delivered..................................... 27
         6.6.     Accuracy of Securities Filings............................. 27
         6.7.     Approvals.................................................. 27
         6.8.     Accuracy of Representations................................ 28
         6.9.     Access to Information...................................... 28
         6.10.    Disclosure................................................. 28

ARTICLE 7         INDEMNIFICATION............................................ 28
         7.1.     Indemnification by Stockholders............................ 28
         7.2.     Indemnification by CryoLife................................ 29
         7.3.     Provisions Regarding Indemnification....................... 29
         7.4.     Survival................................................... 29

ARTICLE 8         CONDITIONS TO OBLIGATIONS OF CRYOLIFE AND NEWCO
         TO CLOSE............................................................ 30
         8.1.     Representations and Warranties True at Closing............. 30
         8.2.     Obligations Performed...................................... 30





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         8.3.     Consents................................................... 30
         8.4.     Closing Deliveries......................................... 30
         8.5.     No Challenge............................................... 31
         8.6.     No Investigations of IFM or Business....................... 31
         8.7.     No Material Adverse Effect................................. 31
         8.8.     Securities Laws............................................ 31
         8.9.     Approval................................................... 31
         8.10.    Revised Schedules.......................................... 31
         8.11.    Legality................................................... 32
         8.12.    Regulatory Matters......................................... 32
         8.13.    Repayment of Debts......................................... 32
         8.14.    Termination of Stock Rights................................ 32
         8.15.    Releases................................................... 32
         8.16.    Facilities................................................. 32

ARTICLE 9         CONDITIONS TO IFM'S AND STOCKHOLDERS' OBLIGATIONS.......... 32
         9.1.     Representations and Warranties True at Closing............. 32
         9.2.     Obligations Performed...................................... 33
         9.3.     Closing Deliveries......................................... 33
         9.4.     No Challenge............................................... 33

ARTICLE 10        PROVISIONS REGARDING THE DEBENTURE......................... 34
         10.1.    Representations by the Debenture Holder.................... 34
         10.2.    Covenants of the Debenture Holder.......................... 34
         10.3.    Legend, etc................................................ 34
         10.4.    Due Diligence.............................................. 34
         10.5.    Registration............................................... 34
         10.6.    Expenses of Offering....................................... 35
         10.7.    Registration Procedures and Expenses....................... 35
         10.8.    Limitation on Obligations to Register...................... 35
         10.9.    Indemnification............................................ 36
         10.10.  Investment Representations.................................. 37
         10.11.  Compliance with Securities Laws............................. 37

ARTICLE 11        TERMINATION................................................ 38
         11.1.    Termination................................................ 38
         11.2.    Effects of Termination..................................... 38

ARTICLE 12        MISCELLANEOUS PROVISIONS................................... 38
         12.1.    Risk of Loss............................................... 38
         12.2.    Severability............................................... 39
         12.3.    Modification............................................... 39
         12.4.    Assignment, Survival and Binding Agreement................. 39
         12.5.    Counterparts............................................... 39
         12.6.    Notices.................................................... 39
         12.7.    Entire Agreement; No Third Party Beneficiaries............. 40





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         12.8.    Governing Law; Jurisdiction and Venue...................... 40
         12.9.    Mutual Contribution........................................ 40
         12.10. Attorney's Fees.............................................. 40
         12.11. Further Assurances........................................... 40





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                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER, dated as of March 5, 1997 (the "Agreement"), among IDEAS FOR MEDICINE, INC., an Florida corporation ("IFM"), CRYOLIFE, INC., a Florida corporation ("CryoLife"), CRYOLIFE ACQUISITION CORPORATION, a Florida corporation and a wholly-owned subsidiary of CryoLife ("Newco"), J. CRAYTON PRUITT, SR., M.D., THOMAS BENHAM, THOMAS ALEXANDRIS, TOM JUDGE, NATALIE JUDGE, HELEN WALLACE, J. CRAYTON PRUITT, JR., M.D., AND JOHANNA PRUITT, residents of Florida and the stockholders of IFM (the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of IFM, CryoLife and Newco have each determined that it is in the best interests of their respective stockholders for IFM to be merged with and into Newco upon the terms and subject to the conditions set forth herein, with the surviving corporation becoming a wholly-owned subsidiary of CryoLife; and

     WHEREAS, in furtherance of such acquisition, the Board of Directors and stockholders of Newco, and the Board of Directors and stockholders of IFM have each approved the merger (the "Merger") of IFM with and into Newco in accordance with the Florida General Corporation Act ("Florida Act") and upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, IFM, CryoLife, Newco and the Stockholders hereby agree as follows:

                                    ARTICLE 1

                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     1.1. DEFINED TERMS. As used in this Agreement:

     "Accounts Receivable" shall have the meaning ascribed to it in Section 5.16 hereof.

     "Additional Consideration" shall have the meaning ascribed to it in Section 3.1(b) hereof.

     "Aggregate Closing Cash Consideration" shall have the meaning ascribed to it in Section 3.1(a) hereof.

     "Annual Limit" shall have the meaning ascribed to it in Section 10.5.

     "Annual Net Revenues" shall mean the annual gross revenues of the Surviving Corporation less returns and allowances. Gross revenues of the Surviving Corporation shall include gross revenues from sales and licensing of any and all products now or hereafter


                                      -1-

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developed,  manufactured  or  licensed  by  the  Surviving  Corporation  or  any subsidiary of the Surviving Corporation whether marketed, sold or otherwise handled for profit by the Surviving Corporation, CryoLife or any controlled subsidiary of the Surviving Corporation or CryoLife. In the event any such product is sold or licensed by more than one of the foregoing companies only the gross revenues of the company receiving the largest revenue from such sale or license shall be included in gross revenues of the Surviving Corporation.

     "Assets" means all of IFM's assets, of every kind and nature.

     "Closing" and "Closing Date" shall have the meaning ascribed to such terms in Section 3.3 hereof.

     "Closing Consideration" shall have the meaning ascribed to it in Section 3.1(a) hereof.

     "Closing  Documents"  means this  Agreement  and all other  documents to be
executed  and  delivered  either  simultaneously   herewith  or  at  Closing  in
connection with the Transactions.

     "Closing Trade Payables and Accrued Expenses List" shall have the meaning ascribed to it in Section 5.15 hereof.

     "COBRA" shall have the meaning ascribed to it in Section 5.21(c) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" shall have the meaning ascribed to it in Section 5.17 hereof.

     "CryoLife Common Stock" shall mean shares of the Common Stock of CryoLife, Inc., a Florida corporation, Corporate Number G79500, FEI# 59-2417093.

     "Debenture" shall have the meaning ascribed to it in Section 3.1 hereof.

     "Debenture Holder" shall mean J. Crayton Pruitt, Sr., M.D., and his assigns.

     "DOL" shall have the meaning ascribed to it in Section 5.21(b) hereof.

     "Effective  Time"  shall have the  meaning  ascribed  to it in Section  2.2 hereof.

     "Employee Benefit Plan" shall have the meaning ascribed to it in Section 5.21(a) hereof.

     "ERISA" shall have the meaning ascribed to it in Section 5.21(a) hereof.

     "ERISA Affiliate" shall have the meaning ascribed to it in Section 5.21(c) hereof.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.




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     "FAMLA" shall have the meaning ascribed to it in Section 5.21(c) hereof.

     "FDA" shall have the meaning ascribed to it in Section 11.1 hereof.

     "Filing" shall have the meaning ascribed to it in Section 10.8(b) hereof.

     "Florida Act" shall have the meaning ascribed to it in the preamble.

     "Georgia Act" shall mean the Georgia Securities Act of 1973, as amended.

     "Governmental Authority" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over CryoLife, Newco or IFM, as applicable.

     "Hazardous Substance" shall have the meaning ascribed to it in Section 5.24 hereof.

     "Historical Balance Sheet" shall have the meaning ascribed to it in Section 5.8(a) hereof.

     "Historical Financials" shall have the meaning ascribed to it in Section 5.8(a) hereof.

     "Historical  Income  Statement"  shall have the  meaning  ascribed to it in
Section 5.8(a) hereof.

     "IFM Employee" shall have the meaning ascribed to it in Section 5.21(a) hereof.

     "Independent Consulting Agreement" shall have the meaning ascribed to it in
Section 4.2 hereof.

     "Intellectual Property" shall have the meaning ascribed to it in Section 5.10(a) hereof.

     "Interim Financials" shall have the meaning ascribed to it in Section 5.8(b) hereof.

     "IRCA" shall have the meaning ascribed to it in Section 5.23 hereof.

     "Inventory" shall have the meaning ascribed to it in Section 5.32 hereof.

     "IRS" shall have the meaning ascribed to it in Section 5.21(b) hereof.

     "Leased Property" shall have the meaning ascribed to it in Section 4.11.

     "Limit Amount" shall have the meaning ascribed to it in Section 3.1(b).

     "Material Adverse Effect" means any change in or effect on the business of IFM that (a) is or will be materially adverse to the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of IFM by virtue of the fact that it would have an adverse effect of in excess of $50,000 for a single



                                       -3-

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incident or $200,000 in the aggregate, (b) would represent a potential liability or claim in excess of $50,000 for a single incident or $200,000 in the aggregate, (c) would constitute a criminal act, (d) would affect the legality, validity, binding effect, or enforceability of this Agreement, or (e) would prevent or impede the ability of IFM to perform its obligations under this Agreement. For purposes of computing the aggregate adverse effect of an event hereunder, all single incidents (including those of less than $50,000) shall be included in determining the aggregate amount.

     "Merger" shall have the meaning ascribed to it in the preamble.

     "Merger Shares" shall mean shares of CryoLife Common Stock receivable by the Stockholders upon conversion of the Debenture(s).

     "Non-Competition  Agreement"  shall  have  the  meaning  ascribed  to it in
Section 4.13 hereof.

     "Participating  Holder"  shall have the  meaning  ascribed to it in Section
10.5.

     "PBGC" shall have the meaning ascribed to it in Section 5.21(b) hereof.

     "Performance Goal" shall have the meaning ascribed to it in Section 3.1(b) hereof.

     "Person" means an individual, corporation, partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

     "Proportionate  Debenture  Amount" shall have the meaning ascribed to it in
Section 10.5.

     "Proportionate Share" shall mean, for each respective Stockholder, the number of shares of the outstanding capital stock of IFM held by a Stockholder immediately before the Closing, divided by the total number of shares of capital stock of IFM outstanding immediately before the Closing.

     "Remainder Amount" shall have the meaning ascribed to it in Section 3.1(b).

     "Revised Schedules" shall have the meaning ascribed to it in Section 8.10 hereof.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Section 7.1 Indemnified  Claims" shall have the meaning  ascribed to it in
Section 7.1 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and all regulations promulgated pursuant thereto.

     "Securities Filings" shall mean the Registration Statement on Form S-3 filed with the SEC on November 21, 1996, Annual Report on Form 10-K for the year ended December 31,



                                       -4-

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1995,  as amended by Form 10-K/A  dated May 9, 1996,  Quarterly  Reports on Form
10-Q for the three month periods ended March 31, 1996, June 30, 1996, and September 30, 1996, and Report on Form 8-K filed with the SEC on April 16, 1996, Press Release dated October 22, 1996, Press Release dated October 30, 1996 and 1995 Annual Report to Shareholders, each without exhibits, but including such exhibits thereto as may be reasonably requested by IFM or the Stockholders.

     "Stock Rights" shall have the meaning ascribed to it in Section 4.9 hereof.

     "Surviving  Corporation"  shall have the meaning  ascribed to it in Section
2.1 hereof.

     "Tax" shall mean any federal, state, local, foreign, and other taxes, assessments or other governmental charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, gross receipt, employment, or withholding taxes, including interest, penalties and additions in connection therewith for which the Company is or may be liable, as well as any sales, stamp, use, transfer, recording or intangible tax liability with respect to the Mergers, and any other taxes or charges imposed by any governmental authority, if any, assessed in connection with, on account of or resulting from the consummation of the Merger.

     "Tax Return" shall mean any return, amended return, estimated return, information return and statement (including any related or supporting information) filed or to be filed with any Tax authority in connection with the determination, assessment, collection or administration of any Tax or filed by or including IFM or its stockholders in respect of the business of IFM.

     "Ten Year Term" shall have the meaning ascribed to it in Section 3.1(b).

     "Transactions" means the transactions contemplated by this Agreement.

     "Vehicles  and Fixed  Assets"  shall  have the  meaning  ascribed  to it in
Section 5.13 hereof.

     1.2. PRINCIPLES OF CONSTRUCTION. A statement made herein to the knowledge of a Person is made to the actual knowledge of such Person without any independent duty of investigation.

                                    ARTICLE 2

                                   THE MERGER

     2.1. THE MERGER. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and Florida Act, IFM shall be merged into Newco and the separate corporate existence of IFM shall cease, and Newco shall continue as the surviving corporation. Newco as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation".




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     2.2.  EFFECTIVE TIME. As promptly as practicable  after the satisfaction or waiver of the conditions set forth in Articles 8 and 9, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida, in such form as required by, and executed in accordance with, the relevant provisions of Florida Act and attached hereto as Exhibit 2.2 (the time of such filing being the "Effective Time").

     2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, privileges, powers and franchises of IFM and Newco shall vest in the Surviving Corporation, and all debts, liabilities and duties of IFM and Newco shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct and wholly-owned subsidiary of CryoLife.

     2.4. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurance or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of IFM or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either Newco or IFM, all such deeds, bills of sale, assignments and assurances and to take and do, in the name of and on behalf of each such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     2.5. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

          (a) Except for a provision changing the name of Newco to Ideas for Medicine, Inc., unless otherwise determined by CryoLife and IFM before the Effective Time, at the Effective Time the Certificate of Incorporation of Newco, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The By-Laws of Newco, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          (c) The legal corporate directors and officers of IFM in office immediately before the Effective Time shall, by virtue of the approval of this Agreement by the stockholders and directors of IFM, be removed from office effective immediately after the Effective Time, and the directors and officers of Newco in office immediately before the Effective Time shall, by virtue of the approval of this Agreement by the stockholders and directors of Newco, be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships



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and offices until the election and qualification of their respective  successors or until their tenure is otherwise terminated by law, or in accordance with the By-Laws of the Surviving Corporation.



                                    ARTICLE 3

                              MERGER CONSIDERATION

     3.1. MERGER CONSIDERATION.

          (a) Closing Consideration. The aggregate consideration payable at the Closing ("Closing Consideration") shall be $9,500,000 payable:

               (i)   $4,500,001   in   cash   (the   "Aggregate   Closing   Cash
Consideration"); plus,

               (ii) delivery of a Convertible Subordinated Debenture in an aggregate principal amount of $4,999,999 substantially in the form of Exhibit
3.1 attached hereto (the "Debenture").

          (b) Contingent Consideration. In addition, additional consideration (the "Additional Consideration") in an aggregate amount of not more than $1,750,000 (the "Limit Amount") shall be payable after the Closing if, and only if, the Surviving Corporation attains the Performance Goal (as defined below). In any calendar year during the ten year period following the Closing (the "Ten Year Term") that the Surviving Corporation attains Annual Net Revenues of more than $7,500,000 (the "Performance Goal"), the Stockholders shall be entitled to Additional Consideration in an aggregate amount equal to 10% of the Annual Net Revenues in excess of $7,500,000; provided, that the aggregate amount of Additional Consideration paid under this Section 3.1(b) shall not exceed the Limit Amount during or after the Ten Year Term. Each Stockholder shall be entitled to receive his Proportionate Share of any Additional Consideration payable hereunder. On or before March 31st of each year during the ten year period following the Closing (unless the Limit Amount of Additional Consideration has been previously paid), CryoLife shall send to the Stockholders
(i) a report of the amount of Annual Net Revenues, (ii) a report of the amount of Additional Consideration, if any, payable with respect to the previous calendar year (or portion thereof), (iii) a copy of the audited financial statements of CryoLife as included in CryoLife's Annual Report on Form 10-K for the previous year, as prepared by CryoLife's certified public accountants, and
(iv) if applicable, a check for the amount of Additional Consideration payable to such Stockholder. CryoLife shall have the option, at any time, to terminate its obligations under this Section 3.1(b) by paying to the Stockholders an amount equal to the then current present value of an amount (the "Remainder Amount") determined by subtracting from the Limit Amount the aggregate of all amounts of Additional Consideration previously paid to the Stockholders. Calculation of the current present value of the Remainder Amount shall be based on the assumption that the Remainder Amount



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



would be paid in equal annual installments ending on the sixth anniversary of Closing and an assumed interest rate of 8% per annum.

     3.2. DISTRIBUTIONS OF CLOSING CONSIDERATION. At the Effective Time, each share of IFM Common Stock shall be converted into the right to receive cash and debentures as set forth herein. The Aggregate Closing Cash Consideration and Debenture shall be distributed to the Stockholders in accordance with Schedule
3.2 attached hereto.

     3.3. CLOSING. The parties shall use their best efforts to complete the closing of the Transactions (the "Closing") on or before March 3, 1997, at the offices of CryoLife's counsel or another mutually agreed upon location on the business day following compliance or waiver of the terms, conditions and contingencies contained herein or such other date as is mutually agreed upon by the parties hereto (such date to be herein referred to as the "Closing Date").

     3.4. ALLOCATION. The Closing Consideration received by the Stockholders shall be allocated, for tax purposes, among each item or class of the assets of IFM pursuant to Schedule 3.4 attached hereto. IFM, CryoLife, and each Stockholder agrees that it will prepare and file any required tax notice or other filings based on such tax allocation of the Closing Consideration.

                                    ARTICLE 4

                              ADDITIONAL COVENANTS

     4.1. CONSENTS. On or before the Closing Date, IFM shall have obtained all third party consents and approvals required with respect to IFM and/or the Stockholders for consummation of the Transactions, including without limitation, those consents listed on Schedule 4.1 hereof, but excluding such consents the failure of which to obtain in the aggregate would not have a Material Adverse Effect.

     4.2. CONSULTING AGREEMENT. Concurrently with the Closing, J. Crayton Pruitt, Sr., M.D. shall enter into an independent consulting agreement with CryoLife and Newco in the form of Exhibit 4.2 attached hereto (the "Independent Consulting Agreement").

     4.3. CONDUCT OF BUSINESS BY IFM PENDING MERGER. IFM and the Stockholders covenant and agree that, unless CryoLife shall otherwise consent in writing or except as otherwise set forth herein, between the date hereof and the Closing, the business of IFM shall be conducted only in, and IFM shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and IFM will use its best efforts to preserve intact the business organization of IFM, to keep available the services of the present officers, employees and consultants of IFM and to preserve the present relationships of IFM with customers, suppliers and other persons with which IFM has significant business relations. IFM and the Stockholders covenant that IFM and the Stockholders shall not, between the date hereof and the Closing, directly or indirectly, do any of the following without the prior written consent of CryoLife:

          (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, IFM; (ii) amend or propose to amend the Articles of Incorporation or By-Laws of IFM; (iii) split, combine or reclassify any outstanding share of IFM's capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to IFM's capital stock; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of IFM's capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
Section 4.3(a); provided, however, notwithstanding the foregoing, IFM shall be entitled to distribute cash dividends in a manner consistent with past practices, provided that, after giving effect to the distribution thereof, the monthly earnings and cash flow for the effected period equal or exceed monthly earnings and cash flow for comparable prior periods;

          (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any Assets of IFM; (iii) enter into any material contract or agreement, except in the ordinary course of business; (iv) authorize any capital expenditure outside the ordinary course of business; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
Section 4.3(b);

          (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to increasing compensation of any officer, director, stockholder or employee or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of IFM in effect on the date hereof and fully disclosed to CryoLife prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

          (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan or otherwise to any employee of, or independent contractor or consultant to, IFM, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing;

          (e) take any action except in the ordinary course of business and in a manner consistent with past practice or make any change in its methods of management, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments);

          (f) except in the ordinary course of business or as permitted herein, take any action to incur or increase prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or receivables except in the ordinary course of business; or

          (g) loan or advance monies to any Person under any circumstance whatsoever except for credit transactions with customers on terms consistent with past practices.

     4.4. EXPENSES. All of the expenses incurred by CryoLife and Newco in connection with the authorization, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for CryoLife and Newco, shall be paid by CryoLife. All expenses incurred by the Stockholders and IFM in connection with the authorization, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of advisors, agents, representatives, brokers, counsel and accountants, shall be paid by Stockholders.

     4.5. NOTIFICATION OF CERTAIN MATTERS.

          (a) IFM shall give prompt notice to CryoLife of the following:

               (i) the occurrence or nonoccurrence of any event known to IFM or the Stockholders whose occurrence or nonoccurrence would be likely to cause, either (A) any representation or warranty of IFM or any Stockholder contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect; or

               (ii) any material failure of IFM, any Stockholder, any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (b) CryoLife shall give prompt notice to IFM of the following:

               (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of CryoLife or Newco contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) an event, the disclosure of which is required by the Exchange Act.

               (ii) Any material failure of CryoLife or Newco, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release the Stockholders from their representations or warranties under this Agreement.

     4.6. PUBLIC ANNOUNCEMENTS.

          (a) Except for any public announcement relating to the Transactions previously made by CryoLife, as may be required by law or as provided in this Section, each of IFM, the Stockholders, CryoLife and Newco agrees that until the consummation of the Transactions, each of such parties will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transactions not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions.

          (b) IFM and the Stockholders shall obtain the prior oral or written consent of CryoLife before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to receiving such consent, except as may be in the good faith belief of the party issuing such press release required by law. The parties acknowledge and agree that CryoLife expects to issue a press release with respect to the Transactions immediately after signing of this Agreement.

     4.7. NO NEGOTIATIONS. The Stockholders and IFM covenant that subject to the termination provisions contained herein, from and after the date hereof, neither IFM nor its officers or directors nor anyone acting on behalf of IFM or such Persons, or any Stockholders shall, directly or indirectly, solicit, engage in discussions or negotiations with, or provide any information to, any Person, firm or other entity or group (other than CryoLife or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving IFM.

     4.8. CONFIDENTIALITY. Until the Closing, each of CryoLife and Newco shall, and shall cause its respective employees, agents, counsel, accountants, consultants and other representatives to hold in strict confidence any and all information obtained from IFM or the Stockholders and to not disclose any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information is in the good faith judgment of CryoLife required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information to CryoLife, Newco, or their respective employees, agents, representatives, counsel, accountants, financial advisors and/or underwriters for the purpose of facilitating the consummation of the Transactions.

     4.9. TERMINATION OF STOCK RIGHTS. Any and all convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which IFM is bound to issue any additional shares of its capital stock or other securities (collectively, "Stock Rights") are described on Schedule 4.9 hereto. Each of the Stock Rights (if any) shall be terminated by IFM on or before the Closing.

     4.10. DISCLOSURES REQUIRED BY LAW. In the event that any party hereunder makes an announcement or disclosure under Section 4.6 or 4.8 that it deems to be required by law, such party shall provide all other parties hereunder prior written notice of the content thereof as well as the legal requirement necessitating the announcement or disclosure.

     4.11. FACILITIES AGREEMENTS. At the Closing, Newco and the J. Crayton Pruitt Family Trust dated 9/14/76, as amended, J. Crayton Pruitt, Sr., Trustee (the "Trust") shall enter into a Commercial Lease Agreement (the "New Facility Lease Agreement") in the form of Exhibit 4.11(a) attached hereto, pursuant to which the Trust shall agree to lease to Newco the real property located at 3101 37th Avenue, St. Petersburg, Florida, and the facility (the "New Facility") located thereat. All obligations and duties of Newco under the New Facility Lease Agreement shall be guaranteed for the lease term by Cryolife pursuant to a Guaranty Agreement in the form of Exhibit 4.11(b) attached hereto to be executed at the Closing (the "New Facility Guaranty"). Upon issuance of a Certificate of Occupancy and substantial completion of the tenant improvements to be made to the New Facility as described in the New Facility Lease Agreement, J. Crayton Pruitt, Sr., M.D., shall release Newco from the lease agreement governing IFM's present facilities at 12167 49th Street North, Pinellas Park, Florida 33565 (the "Present Facility").

     4.12. CRYOLIFE'S ACCESS AND INSPECTION. On reasonable notice, IFM and the Stockholders shall provide CryoLife full access during normal business hours from and after the date hereof until the Closing to all of the books and records of IFM as they relate to IFM's business and the Assets, and shall furnish such information concerning the business and affairs of IFM as may be requested, in each case for the purpose of making such continuing investigation of IFM and its respective predecessors and the Assets as CryoLife may desire. IFM and the Stockholders shall cause personnel to assist CryoLife in such continuing investigation and shall cause their personnel, counsel, accountants and other non-employee representatives to be reasonably available to CryoLife in connection with its continuing investigation.

     4.13. NON-COMPETITION AGREEMENTS. At the Closing, each of the Stockholders of IFM shall execute and deliver a Non-Competition Agreement in the form of
Exhibit 4.13 attached hereto (the "Non-Competition Agreement").

     4.14. SHORT TERM TAX RETURNS. Dr. Pruitt, Sr. agrees to cause to be prepared in a timely fashion any short year tax return required of IFM for the period preceding the Closing. CryoLife and Newco agree to cooperate with Dr. Pruitt, Sr. in the preparation of such returns.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF IFM

     In order to induce CryoLife and Newco to enter into this Agreement and consummate the transactions contemplated hereby, each of IFM, J. Crayton Pruitt, Sr. ("Dr. Pruitt, Sr."), M.D., and Thomas Alexandris, jointly and severally, represents and warrants to CryoLife and Newco as follows, each of which warranties and representations is material to and relied upon by CryoLife and
Newco:

     5.1. ORGANIZATION AND AUTHORITY OF IFM. IFM is a corporation duly organized and validly existing under the laws of the State of Florida. IFM is and has continuously been since its incorporation on November 9, 1979, an S Corporation under applicable provisions of the Code. IFM is not required to be qualified as a foreign corporation in any other jurisdiction where its failure to qualify would have a Material Adverse Effect. IFM has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. IFM does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries, which for purposes of this Agreement means any corporation or other legal entity of which IFM (either alone or through or together with any other affiliate of IFM) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     5.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. IFM has full corporate power and authority, and each of the Stockholders has full power and authority, to execute and deliver this Agreement and each of the Closing Documents to which IFM or any Stockholder is or will be a party and to consummate the Transactions. Each Stockholder represents and warrants that such Stockholder is the lawful owner of, and has good and marketable title to, the number of shares of IFM's outstanding capital stock as shown on Schedule 5.2 as being owned by such Stockholder, free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party to purchase, vote or direct the voting of, any shares thereof. The directors of IFM and the Stockholders have duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents and the consummation of the Transactions, and no other corporate proceedings other than approval of the Transactions by the Stockholders is necessary to approve the Transactions. Assuming that this Agreement and each of the Closing Documents to which CryoLife or Newco is a party constitutes a valid and binding agreement of CryoLife or Newco, this Agreement and each of the Closing Documents to which IFM and/or any Stockholder is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of IFM and/or such Stockholder, as the case may be, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The duly elected officers and directors of IFM are set forth on Schedule 5.2 attached hereto. Copies of the Articles of Incorporation, the Bylaws and all minutes of IFM are contained in the minute books of IFM, and any stock certificates not outstanding are contained in the stock book of IFM. True, correct and complete copies of the minute books and stock book of IFM have been delivered or made available to CryoLife.

     5.3. SUFFICIENCY OF ASSETS. All material assets and rights relating to IFM's business are held solely by, and all agreements, obligations, expenses and transactions relating to IFM's business have been entered into, incurred and conducted solely by IFM.

     5.4. NO CONFLICT; REQUIRED CONSENTS. Assuming all consents, approvals, authorizations and other actions listed on Schedule 4.1 hereto have been obtained or taken and assuming the appropriate filings are made by CryoLife and Newco to effectuate the Merger under Florida law, except as set forth on Schedule 5.4 hereto, the execution and delivery by IFM and each Stockholder of this Agreement and the Closing Documents and the consummation by IFM and each Stockholder of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a Material Adverse Effect); (b) violate in any material respect the terms of any instrument, document or agreement to which IFM or any Stockholder is a party, or by which IFM or any Stockholder or the property of IFM or any Stockholder is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of IFM or any Stockholder; (c) violate IFM's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to IFM or any Stockholder, or the business or assets of IFM. Neither IFM nor any Stockholder is subject to, or is a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of IFM after the Closing on substantially the same basis as theretofore operated.

     5.5. CAPITALIZATION. The authorized capital stock of IFM consists of 150,000 shares of common stock, $.01 par value per share, 105,590 shares of which are outstanding, and no shares of which are held in the treasury of IFM. All outstanding shares of IFM's capital stock have been duly authorized, and are validly issued, fully paid and nonassessable. No preemptive (whether statutory or contractual) rights have been violated. The Stockholders are the sole record and beneficial owners of all of the issued and outstanding capital stock of IFM. No one other than the Stockholders has any beneficial or record interest in the capital stock of IFM. IFM has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of IFM were offered and sold in compliance with (or exempt from) all registration requirements under applicable Federal and state securities laws.

     5.6. COMPLIANCE WITH LAWS. IFM is in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither IFM nor any Stockholder has received notice of any noncompliance with the foregoing.

     5.7. LICENSES AND PERMITS. IFM holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations listed in Schedule 5.7 attached hereto and any other such licenses, permits, etc., necessary or required for the use or ownership of IFM's assets and the operation of IFM's business, except where the failure to hold such license, permit, concession, grant, franchise, approval or authorization has and will have, individually or in the aggregate, no Material Adverse Effect. Neither IFM nor any Stockholder has received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations. No proceeding is pending or, to the knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor.

     5.8. FINANCIAL INFORMATION.

          (a) Prior to the date hereof, IFM and the Stockholders have delivered to CryoLife true, correct and complete copies of the audited financial statements of IFM as of December 31, 1996 (collectively, the "Historical Financials"). The Historical Financials were prepared in accordance with generally accepted accounting principles consistently applied. The balance sheet included in the Historical Financials fairly presents the financial condition of IFM as of the date thereof, and the income statement included in the Historical Financials fairly presents the results of operations for the period indicated.

          (b) Prior to the date hereof, IFM and the Stockholders have delivered true, correct and complete copies of the unaudited balance sheets of IFM as of January 31, 1997 and unaudited income statements for the one month period then ended (the "Interim Financials"). The Interim Financials were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for the absence of footnotes and normal year-end adjustments) and show all liabilities, direct and contingent, of IFM required at the time of preparation to be shown in accordance with such principles. The balance sheet included in the Interim Financials fairly presents the financial position of IFM as of the date thereof, and the income statement included in the Interim Financials fairly presents the results of operations of IFM for the period indicated and does not contain any material items of special or non-recurring income or any other income not earned in the ordinary course of IFM's business.

          (c) On the date hereof, there are no liabilities or obligations of IFM of any nature, whether liquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or
(ii) that arose thereafter in the ordinary course of business or (iii) that are specifically set forth on Schedule 5.8 attached hereto; and at the Closing, there will be no material liabilities or obligations of IFM of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise except for those (A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or
(B) that arise after the date of such balance sheet in the ordinary course of business or (C) that are specifically set forth on Schedule 5.8.

          (d) IFM is not, nor has been during the 12 months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. ss.101(31). IFM has paid and is paying its debts as they become due.

     5.9. NO UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in this Agreement, as of the Closing Date, IFM had no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Furthermore, except as set forth in the Historical Financials, or elsewhere herein, neither IFM, nor Dr. Pruitt, Sr., nor Mr. Alexandris knows of any reasonable basis for the assertion against IFM of any such liability or obligation.

     5.10. ABSENCE OF CERTAIN CHANGES. Except as reflected on Schedule 5.10, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since December 31, 1996, IFM has not and at the Closing Date will not have:

          (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured).

          (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices.

          (c) Permitted or allowed any of the Assets to be  mortgaged,  pledged,
or  subjected  to  any  lien  or  encumbrance,   except  liens  or  encumbrances
specifically excepted by the provisions of Section 5.10.

          (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice.

          (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice.

          (f) To IFM, Dr. Pruitt, Sr.'s, and Mr. Alexandris' knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials.

          (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect.

          (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, etc. which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets.

          (i) Made any capital expenditures or commitments, any one of which is more than $5,000, for additions to property, plant, or equipment;

          (j) Made any material change in any method of accounting or accounting practice.

          (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of IFM's officers or directors, or any business or entity in which any officer or director of IFM, or any affiliate or associate of any of such Persons has any direct or indirect interest;

          (l) Agreed to take any action described in this Section 5.10.

     5.11. TAXES.

          (a) IFM has correctly and timely filed all Tax Returns required by law to be filed on or before the date of this Agreement. All Taxes of IFM in respect of Tax periods through the Closing Date have either been paid, accrued on the latest balance sheet contained in the Historical Financials or are set forth on
Schedule 5.11.

          (b) Except as set forth on Schedule 5.11, (i) IFM has withheld and paid over to the appropriate tax authorities all Taxes required to be withheld by it; (ii) neither IFM nor any of its stockholders has received a claim of Taxes due or notice of any issues raised by the IRS or any other taxing authority with respect to IFM; (iii) to the knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes; (iv) no state, federal or local tax liens exist with respect to IFM or any of its properties or assets, real or personal, tangible or intangible or otherwise; and (v) IFM has not entered into any agreements or waivers extending the time for the assessment of any Tax.

          (c) IFM has delivered to CryoLife true, correct and complete copies of IFM's federal and state income tax returns for 1995, 1994 and 1993, which returns were properly signed by IFM and timely filed with the Internal Revenue Service and appropriate state tax authorities.

          (d) Effective for its year ended December 31, 1979, IFM made a valid election to be treated as an "S corporation" for all purposes of the Code, and such election has not been terminated by revocation or otherwise, and at all times from and after the first day of such year IFM has met all requirements of the Code to be treated as an S corporation for Federal income tax purposes. IFM has made all necessary elections and has met all requirements of Florida income tax law for treatment under such law in a manner corresponding to treatment of S corporations under the Code.

     5.12. TITLE TO PROPERTIES; ENCUMBRANCES. Except as specifically identified on Schedule 5.12 and except for items leased or licensed by IFM, IFM has good, valid, and marketable title to all of the Assets. All of the Assets are in the possession or under the control of IFM, and none of the Assets are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind except as set forth on Schedule 5.12 except minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value or functional utility of the property subject thereto, and do not in any way materially impair the value of the Assets.

     5.13. VEHICLES; FIXED ASSETS. Schedule 5.13 contains an accurate and complete description of all vehicles owned by IFM and used in the operation of IFM's business and all material fixed assets owned by IFM as of December 31, 1996, including, without limitation, all furniture, fixtures and equipment, owned by IFM (collectively, the "Vehicles and Fixed Assets"). The Vehicles and Fixed Assets are in good operating condition and repair, subject to normal wear and tear. Since December 31, 1996 any purchases and sales of vehicles, furniture, fixtures and equipment have been made in the ordinary course of business.

     5.14. INVENTORY. Schedule 5.14 attached hereto is a true, correct and complete list of the Inventory as of December 31, 1996. Prior to the Closing, IFM shall deliver a true, correct and complete list of the Inventory as of a date which is within five business days of the Closing Date. All of the inventory is good and merchantable and of a quality and quantity usable and/or salable, as appropriate, in the ordinary course of business ("Inventory"). As of Closing, there will be on hand Inventory levels in amounts consistent with IFM's ordinary business practices and at levels sufficient for Surviving Corporation to operate IFM's business in the ordinary course.

     5.15. TRADE PAYABLES; ACCRUED EXPENSES.

          (a) Schedule 5.15(a) is a true, correct and complete list of the trade payables and accrued expenses of IFM outstanding as of December 31, 1996, which list indicates the number of days such payables have been outstanding. All such trade payables and accrued expenses have been incurred in the ordinary course of business.

          (b) At the Closing, IFM shall deliver to CryoLife an updated list of trade payables and accrued expenses of IFM (the "Closing Trade Payables and Accrued Expenses List") listing all trade payables and accrued expenses of IFM as of a date which is within tend days of the Closing. The Closing Trade Payables and Accrued Expenses List will be true, correct and complete as of such date.

          (c) Schedule 5.15(c) attached hereto is a true, correct and complete list of all obligations for indebtedness owed by IFM as of the date hereof (other than trade payables) and all obligations of IFM as of the date hereof incurred other than in the ordinary course of business, stating the origin of the obligation and the amount owed.

     5.16. ACCOUNTS RECEIVABLE. Schedule 5.16 sets forth a true, correct and complete list of all receivables of IFM as of a date which is within ten days of Closing (the "Accounts Receivable"). All outstanding Accounts Receivable are bona fide, arose in the ordinary course of business and are current and collectible, and no account is more than 30 days overdue unless otherwise designated as such on Schedule 5.16 attached.

     5.17. CONTRACTS AND COMMITMENTS.

     Schedule 5.17 sets forth a true and complete list of all written or oral contracts, agreements and other instruments to which IFM or its Assets are subject or bound, including without limitation agreements with developers, sales representatives, distributors, suppliers and independent contractors in the operation of IFM's business, except any contract, agreement or understanding involving an aggregate annual expenditure of less than $10,000 (collectively, the "Contracts"). Prior to execution of this Agreement, IFM has provided to CryoLife true, correct and complete copies of the Contracts, including any and all amendments and waivers thereto. Except as otherwise disclosed to CryoLife in writing, such Contracts are valid, legally binding and enforceable against the parties thereto. Except as otherwise disclosed to CryoLife in writing, neither IFM nor, to the best of IFM's, Dr. Pruitt, Sr.'s, or Mr. Alexandris' knowledge, any other party to any of the Contracts is in breach of, or in default under, any of the Contracts and no event has occurred which, with the notice or lapse of time, or both, would constitute a default by IFM or any other party to any of the Contracts.

     5.18. LEASES. Schedule 5.18 contains a list of all leases pursuant to which IFM leases real or personal property which is a part of the Assets utilized by IFM in conducting IFM's business, copies of which leases have been delivered to CryoLife. All such leases are valid, binding, and enforceable in accordance with their terms (subject to bankruptcy, equitable and other considerations of general applicability), are in full force and effect, and except as set forth on
Schedule 5.18, no event has occurred which is a default or which with the passage of time will constitute a default by IFM thereunder, nor has any such event occurred to the knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris which is a default by any other party to such lease. All property leased by IFM as lessee is in the possession of IFM. Except as indicated in Schedule 4.1 or
Schedule 5.18, no consent of any lessor is required in connection with the Transactions.

     5.19. INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS.

          (a) Set forth on Schedule 5.19(a) is a list and brief description of all patents, patent rights, trademarks, service marks, trade secrets, trade names, copyrights, and all applications for such which are in the process of being prepared, are owned by, or are registered in the name of IFM, or of which IFM is a licensor or licensee or in which IFM has any right, and in each case a brief description of the nature and source of such right. IFM owns or possesses adequate licenses to use, free and clear of claims and rights of any other person, all patents, patent rights, trademarks, service marks, trade names, copyrights, and all applications for such devices, manufacturing processes, programming processes, formulae, trade secrets, customer lists, and know how (collectively, "Intellectual Property") necessary to the conduct of its business as presently conducted and as proposed to be conducted. All Intellectual Property that is used or incorporated into the IFM's products or services or contemplated products or services and which is unique or proprietary to IFM was developed by or for IFM by the employees or consultants of IFM or was purchased or licensed by IFM, and is either owned exclusively by IFM free and clear of claims or rights of any other person or licensed under a valid license agreement. IFM is not aware of any infringement by any other person of any rights of IFM under any Intellectual Property. No claim is pending or, to the best knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, threatened against IFM, nor has IFM received any notice from any third party, to the effect that any Intellectual Property owned or licensed by IFM, or which IFM otherwise has the right to use, or the operation or products or services of IFM infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the best knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, threatened against IFM, nor has IFM received any notice from any third parties, to the effect that any Intellectual Property owned or licensed by IFM, or which IFM otherwise has the right to use, is invalid or unenforceable by IFM, and to the best knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, there is no basis for any such claim (whether or not pending or threatened).

          (b) All technical information developed by or belonging to IFM and which is material to the business of IFM which has not been patented has been kept confidential. IFM is not making unlawful use of any Intellectual Property of any other person, including, without limitation, any former employer of any past or present employee of IFM. Except as disclosed in Schedule 5.19(a), neither IFM nor any of IFM's employees or consultants has any agreements or arrangements with former employers, which interfere or conflict with the performance of such employee's or consultant's duties for IFM or results in any former employers of such employees and consultants having any rights in, or claims on, IFM's Intellectual Property. The activities of IFM's employees and consultants on behalf of IFM do not violate any agreements or arrangements which any such employees have with former employers. IFM has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Intellectual Property; each of the employees of IFM listed on Schedule 5.19(b), has executed an agreement regarding confidentiality, proprietary information, and assignment of inventions to IFM substantially in the form of Schedule 5.19(b) hereto, and, to the best knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, all such employees are not in violation of such agreements.

     5.20. LITIGATION. Except as set forth in Schedule 5.20, (i) to IFM's, Dr. Pruitt, Sr.'s, and Mr. Alexandris' knowledge, there are no actions, proceedings or regulatory agency investigations against IFM or the Stockholders involving the Assets pending (served) or threatened against IFM or the Stockholders, (ii) neither IFM, Dr. Pruitt, Sr., or Mr. Alexandris know of, or know of any reasonable basis for, any such action, proceeding or investigation against IFM or the Stockholders, and (iii) no such action, proceeding, or regulatory agency investigation has been served during the three-year period preceding the date of this Agreement. No assertion has ever been made to IFM to the effect that IFM has any liability as a successor to a third party's business or product line, and IFM knows of no basis for any such assertion.

     5.21. EMPLOYEE BENEFIT PLANS.

          (a) Schedule 5.21(a) sets forth a true and complete list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans"), for the benefit of (i) directors or employees of IFM or any other persons performing services for IFM, (ii) former directors or employees of IFM or any other persons formerly performing services for IFM, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "IFM Employees") with respect to which IFM has any liability or obligation. Except as disclosed on Schedule 5.21(a) attached hereto, there are no other employee benefits for which IFM has any liability or obligation.

          (b) IFM has delivered to CryoLife and Newco, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports, if required, including but not limited to Forms 5500, 990 and 1041 for the last three years for the plan and any related trust, (iii) financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"),
Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a).

          (c) IFM, each "ERISA Affiliate" (hereby defined to include any mode of business, whether or not incorporated, which has employees who are or have been at any time during the immediately preceding six years, treated pursuant to
Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes IFM), each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of
Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 5.21(c) attached hereto lists the name of each IFM Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Schedule 5.21(c) attached hereto also lists the name of each IFM Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FAMLA") and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FAMLA, COBRA or otherwise.

          (d) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 5.21(d) attached hereto:

               (i) each Employee Benefit Plan which is described in Section 3(2) of ERISA qualifies under Section 401(a) of the Code and has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or, to IFM's, Dr. Pruitt, Sr.'s, or Mr. Alexandris' knowledge, is expected to occur, that caused or would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability if uncorrected;

               (ii) the Employee Benefit Plan complies with and has been maintained and operated in accordance with its terms and the applicable provisions of ERISA and the Code (including rules and regulations thereunder) and any other applicable law;

               (iii) no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, IFM or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

               (iv) no "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has, to IFM's, Dr. Pruitt, Sr.'s, or Mr. Alexandris' knowledge, occurred or is expected to occur with respect to the Employee Benefit Plan which has subjected or could subject IFM, any ERISA Affiliate or Purchaser or any officer, director or employee of IFM, any ERISA Affiliate, Purchaser or the Employee Benefit Plan trustee, plan administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto;

               (v) the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty; and

               (vi) the Employee Benefit Plan may by its terms be amended or terminated by IFM on no more than 90 days notice.

          (e) The consummation of the Transactions will not alone give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any IFM Employee other than those listed on Schedule 5.21(e).

          (f) Except as set forth on Schedule 5.21(f) attached hereto, no Employee Benefit Plan in any way provides for any benefits (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any IFM Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, IFM or an ERISA Affiliate (or a beneficiary of any such person), or any other IFM Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

          (g) Since December 31, 1996 and through the date hereof, except as set forth on Schedule 5.21(g) attached hereto, neither IFM nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice, (ii) make or agree to make any change in any Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by IFM or any ERISA Affiliate to any IFM Employee, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any IFM Employee.

          (h) IFM's accrued sick leave and vacation time for its employees is set forth on Schedule 5.21(h) attached hereto. IFM's liability for accrued sick leave time for all IFM Employees, and the accrued vacation time for Thomas Alexandris shall be satisfied in full prior to the Closing, fully reserved for on the Historical Financials and Interim Financials, or otherwise disclosed on
Schedule 5.21(h), such that from and after the Closing, neither CryoLife nor Newco shall have any liability or obligation except with respect to the amounts so reserved or disclosed.

          (i) IFM has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code); or (iii) an employee benefit plan subject to
Part 3 of Title I of ERISA, Title IV of ERISA and/or Section 412 of the Code.

     5.22. UNION; LABOR. IFM is not a party to any collective bargaining agreement or any other contract, written or oral, with any trade or labor union, employees' association or similar organization. There are no strikes or labor disputes pending or threatened, or to IFM's, Dr. Pruitt, Sr.'s, or Mr. Alexandris' knowledge, any attempts at union organization of the employees of IFM. All salaries and wages paid and withheld by IFM are and have been in compliance with all applicable federal, state and local laws.

     5.23. IMMIGRATION MATTERS.

          (a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of IFM, IFM has complied with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

          (b) Schedule 5.23 attached hereto contains a true and complete list of all employees of IFM who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

          (c) IFM has only employed individuals authorized to work in the United States. None of the Companies has received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

          (d) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States and (iii) or cause any current employee to become unauthorized to work in the United States.

     5.24. HAZARDOUS SUBSTANCE. For purposes of this paragraph, "Hazardous Substance" means any substance or material (a) identified in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14) and as set forth in Title 40, Code of Federal Regulations,
Part 302, as the same may be amended from time to time, (b) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule, or regulation or judicial or administrative order or decision, as same may be amended from time to time, (c) petroleum and petroleum products and distillates, (d) asbestos, (e) radon, (f) polychlorinated biphenyls and (g) such other materials, substances or waste subject to regulation under any applicable law. There are no violations of federal, state or local laws relating to health, safety and the environment relating to the operations of IFM's business or the current or former state of the Assets (excluding violations which would not have a Material Adverse Effect). To IFM's, Dr. Pruitt, Sr.'s, and Mr. Alexandris' knowledge, either there are no Hazardous Substances located on, in or under the Leased Property or used in the operation of IFM's business; or IFM has fully disclosed to CryoLife in writing the existence, extent and nature of any Hazardous Substances which IFM is legally authorized to maintain on, in, or under the Leased Property or the Assets as to use in connection therewith in Schedule 5.24 attached hereto and IFM has obtained all licenses, permits, and approvals required with respect thereto and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals. IFM has not caused or permitted to exist, as a result of an intentional or unintentional act or omission on its part, a releasing, discharging, spilling, leaking, pumping, emitting, pouring, emptying, or dumping of Hazardous Substances. Except as otherwise disclosed to CryoLife in writing, neither IFM nor any Stockholder has received any written notice, summons, citation, notice of violation, letter or other communication concerning any pending or threatened claim or litigation in which any person or entity alleges the presence, release, threat of release, placement on or at the Leased Property or the Assets, or the generation, transportation, storage, treatment, or disposal at, on or from the Leased Property or the Assets, of any hazardous substance, or in which any person alleges a violation of any law governing or imposing any liability arising out of any matter relating to health, safety or the environment.

     5.25. INSURANCE. IFM maintains property, fire, casualty, worker's compensation, general liability insurance and other forms of insurance relating to its Assets and the operation of IFM's business against risks of the kind customarily insured against and in amounts customarily insured (and, where appropriate, in amounts not less than the replacement cost of the Assets). IFM will maintain its insurance policies in full force and effect through the Closing

Date. Schedule 5.25 lists all of the insurance policies maintained by IFM, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy.

     5.26. CERTAIN OTHER CONTRACTS.

          (a) IFM does not have (i) any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, suppliers, or dealers that are not cancelable by it on notice of not longer than thirty days and without material liability, penalty, or premium other than those listed on Schedule 5.26 attached hereto; (ii) any agreement or arrangement providing for the payment of any material bonus or commission based on sales or earnings; or (iii) any agreements that contain any material severance or termination pay liabilities or obligations other than those identified in Schedule 5.26.

          (b) IFM has not given any power of attorney relating to the Assets (whether revocable or irrevocable) to any Person, firm, or corporation for any purpose whatsoever, other than to William H. Birdwell, Esq. for purposes of patent application prosecution or appointment of registered agents or agents for service of process as required by law.

          (c) IFM is not paying, and has no obligation to pay, any disability, medical expenses, pension, deferred compensation, or retirement allowance to any Person.

     5.27. BANK ACCOUNTS. Schedule 5.27 contains a true, complete and correct list showing the name and location of each bank or other institution in which IFM has any deposit account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.

     5.28. ADVISORS FEES. Except as set forth on Schedule 5.28, neither IFM nor any Stockholder has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate CryoLife or the Surviving Corporation to pay any such fees or commissions.

     5.29. COMPLETE DOCUMENTATION. Except as specifically indicated elsewhere herein, all documents delivered by IFM or the Stockholders to CryoLife in connection herewith have been complete originals, or exact copies thereof.

     5.30. DISCLOSURE. No representation or warranty by IFM, Dr. Pruitt, Sr., or Mr. Alexandris contained in this Agreement and no statement contained in any certificate or schedule furnished to CryoLife pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the best knowledge of IFM, Dr. Pruitt, Sr., and Mr. Alexandris, there is no current event or condition of any kind or character pertaining to IFM that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                               CRYOLIFE AND NEWCO

     In order to induce IFM and the Stockholders to enter into this Agreement and consummate the Transactions, CryoLife and Newco jointly and severally represent and warrant to IFM and the Stockholders as follows, each of which representations and warranties is material to and relied upon by IFM and the
Stockholders:

     6.1. ORGANIZATION OF CRYOLIFE AND NEWCO. Each of CryoLife and Newco is a corporation duly organized and validly existing under the laws of the State of Florida and has the corporate power to own its property and to carry on its business as now being conducted by it.

     6.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Each of CryoLife and Newco has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which CryoLife or Newco is or will be a party and to consummate the Transactions. The Board of Directors of CryoLife and the Board of Directors and sole stockholder of Newco have duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which it is or will be a party and the consummation of the Transactions, and no other corporate proceedings on the part of CryoLife or Newco are necessary to approve and authorize the execution and delivery of this Agreement and such Closing Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Closing Documents to which CryoLife or Newco is a party constitutes a valid and binding agreement of IFM and/or the Stockholders, as the case may be, this Agreement and each of the Closing Documents to which CryoLife or Newco is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of CryoLife and/or Newco, as the case may be, in each case enforceable against CryoLife and/or Newco in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity.

     6.3. NO CONFLICT; CONSENTS. Except as set forth on Schedule 6.3 hereto, the execution and delivery by each of CryoLife and Newco of this Agreement, the Closing Documents to which it is or will be a party and the consummation by CryoLife and Newco of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority;
(b) violate in any material respect the terms of any instrument, document or agreement to which CryoLife or Newco is a party, or by which CryoLife or Newco or the property of CryoLife or Newco is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time, or both) a material default under any such instrument, document or agreement; (c) violate CryoLife's or Newco's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to CryoLife or Newco and relating to the Merger.

     6.4. BROKERS FEES AND EXPENSES. Except for the engagement of Principal Financial Services, Inc., the costs of which shall be borne by CryoLife, neither CryoLife nor Newco has retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the transactions contemplated hereby, or had any communications with any Person or entity which would obligate IFM or the Stockholders to pay any such fees or commissions.

     6.5. SHARES TO BE DELIVERED. The Merger Shares, when issued and delivered to the Stockholders pursuant to terms of the Debenture, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of CryoLife. Upon delivery to the Stockholders of the Merger Shares upon conversion of the Debenture and assuming that the Stockholders are receiving the Merger Shares in good faith without notice of any adverse claims, the Stockholders will receive good and unencumbered title to the Merger Shares, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for claims arising out of acts of or claims against the Stockholders or restrictions existing under applicable securities laws.

     6.6. ACCURACY OF SECURITIES FILINGS. CryoLife has furnished the Securities Filings to IFM and the Stockholders or their representatives. The Securities Filings comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and, as of the dates thereof, to CryoLife's knowledge, do not contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements set forth in the Securities Filings present fairly the financial condition of CryoLife as of (or for the period ending on) their respective dates.

     6.7. APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by CryoLife and Newco will not require the consent, approval, order or authorization of any governmental entity or regulatory authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which CryoLife or Newco is a party or to which any of its properties are subject, except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a material adverse effect on the business, assets, results of operation, properties, or financial condition of CryoLife, and except for any federal or state filings required by applicable securities laws, no declaration, filing or registration with any governmental entity or regulatory authority is required by CryoLife or Newco in connection with the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, or the performance by CryoLife or Newco of their obligations hereunder.

     6.8. ACCURACY OF REPRESENTATIONS. No representation or warranty by CryoLife or Newco contained in this Agreement and no statement contained in any certificate or schedule furnished to the Stockholders pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

     6.9. ACCESS TO INFORMATION. Cryolife and Newco acknowledge and agree that, in connection with Cryolife's due diligence investigation, IFM has provided to Cryolife certain documents and materials in response to Cryolife's due diligence request dated November 18, 1996. Cryolife has reviewed such documents and materials and has been given an opportunity to ask questions and receive answers with respect thereto and with respect to any other matters Cryolife considers relevant. Notwithstanding the foregoing, nothing contained herein, including, without limitation, the supply of information to Cryolife pursuant to the delivery of the documents and materials as described herein, shall be deemed to limit, modify, or waive any representation or warranty or covenant of IFM or any of the Stockholders under Section 5 of this Agreement.

     6.10. DISCLOSURE. No representation or warranty by Cryolife or Newco contained in this Agreement and no statement contained in any certificate or schedule furnished by CryoLife pursuant to the provisions hereof to the best of knowledge of CryoLife contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

                                    ARTICLE 7

                                 INDEMNIFICATION

     7.1. INDEMNIFICATION BY STOCKHOLDERS. Dr. Pruitt, Sr. and Thomas Alexandris, jointly and severally, hereby agree to indemnify and hold CryoLife and the Surviving Corporation, and each of its respective affiliates, directors, officers, employees and agents, harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) not covered, paid and indemnified under any applicable insurance coverage, arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of IFM or any Stockholder contained in this Agreement or any Closing Document; or (b) any liability or obligation relating to the operation of IFM's business, the Transactions or the ownership or use of the Assets, claimed or demanded by third parties against CryoLife or the Surviving Corporation arising out of the operation of IFM's business, the Transactions, or the ownership or use of the Assets through the Closing Date not specifically disclosed herein or in the Schedules attached hereto (collectively all claims described in this Section 7.1, being "Section 7.1 Indemnified Claims").

     7.2. INDEMNIFICATION BY CRYOLIFE. CryoLife hereby agrees to indemnify and hold the Stockholders harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including without limitation reasonable attorneys fees and expenses incurred in litigation or otherwise) not covered, paid and indemnified under any applicable insurance coverage, arising out of and sustained by any of them due to any misrepresentation or breach of any representation, warranty, covenant or agreement of CryoLife, Newco or the Surviving Corporation in this Agreement or any Closing Document.

     7.3.  PROVISIONS  REGARDING  INDEMNIFICATION.  The  indemnified  party  (or parties) shall promptly notify (in accordance with Section 12.6) the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 7.1 or 7.2 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in (at its own expense), but not control, the defense of any such third party claim, demand, action or proceeding. The indemnified party (or parties) shall promptly notify (in accordance with Section 12.6) the indemnified party (or parties) of any tax related audit requested or instituted by any local, state, or federal (IRS) taxing authority in which event the indemnifying party will have the right, at its sole expense, to assume the defense thereof using accountants reasonably acceptable to the indemnified party, and legal counsel selected by the indemnifying party. The indemnified party shall have the right to participate in (at its own expense), but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Stockholders, CryoLife and the Surviving Corporation shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

     7.4. SURVIVAL. The representations and warranties contained in this Agreement and in the Closing Documents delivered at the Closing shall survive the Closing for a period ending on the first anniversary date of the Closing and shall thereafter cease to be of any force and effect, except for (a) claims as to which notice has been given in accordance with Section 7.3 hereof prior to such date and which are pending on such date, and (b) representations and warranties relating to: (i) title to IFM's Assets (Section 5.12), (ii) ownership of stock of IFM by the Stockholders (Section 5.5), (iii) taxes (Section 5.11),
(iv) employee benefits (Section 5.21), (v) hazardous  substances (Section 5.24),
(vi) immigration matters (Section 5.23), or (vii) financial statements (Section 5.8), each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought.

                                    ARTICLE 8

                            CONDITIONS TO OBLIGATIONS
                         OF CRYOLIFE AND NEWCO TO CLOSE

     Each and every obligation of CryoLife and Newco under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

     8.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by IFM and the Stockholders in or pursuant to this Agreement or given on their behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

     8.2. OBLIGATIONS PERFORMED. IFM and the Stockholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     8.3. CONSENTS. IFM shall have obtained and delivered to CryoLife written consents of all Persons or entities whose consent is required to consummate the Transactions, including, without limitation, the unanimous consent of the Stockholders, and all of such consents shall remain in full force and effect at and as of the Closing.

     8.4. CLOSING DELIVERIES. IFM and/or the Stockholders shall have delivered to CryoLife each of the following, together with any additional items which CryoLife may reasonably request to effect the transactions contemplated herein:

          (a) Stock Certificates representing all of the outstanding capital stock of IFM;

          (b) a certificate of the President of IFM certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

          (c) Articles of Merger duly executed by an officer of IFM, for filing in accordance with the provisions of Section 2.2 hereof,

          (d) certified copies of the corporate resolutions of IFM authorizing the execution, delivery and performance of this Agreement by IFM, together with incumbency certificates with respect to the respective officers of IFM executing documents or instruments on behalf of IFM;

          (e) the Independent Consulting Agreement duly executed by Dr. Pruitt, Sr.;

          (f) written consents from all parties to all leases and contracts whose consent to the Merger is required;

          (g) the corporate minute books, seals (if any) and stock transfer books of IFM, certified by the corporate secretary of IFM (in form and substance acceptable to CryoLife) as true, correct and complete;

          (h) an opinion of counsel to IFM and the Stockholders substantially in the form of Exhibit 8.4(g) attached hereto;

          (i)   Non-Competition   Agreements   duly  executed  by  each  of  the
Stockholders of IFM;

          (j) the representation letters required by Section 10.1;

          (k) the Closing Trade Payables and Accrued Expenses List;

          (l) the New Facility Lease Agreement, duly executed by the Trust, in form mutually acceptable to Newco and the Trust; and

          (m) Confidentiality Agreements in the form of Schedule 5.19(b) for each employee identified on list of employees attached to Schedule 5.19(b);

          (n) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

     8.5. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging, or seeking material damages in connection with the Merger or the ability of CryoLife or any of its affiliates to own and operate IFM or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of IFM.

     8.6. NO INVESTIGATIONS OF IFM OR BUSINESS. As of the Closing Date there shall be no, and neither IFM nor any Stockholder shall have any knowledge of any pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to IFM, IFM's assets or IFM's business.

     8.7. NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, there shall have been no Material Adverse Effect.

     8.8. SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the Transactions. All "Blue Sky" permits or approvals required to carry out the Transactions shall have been received.

     8.9. APPROVAL. CryoLife shall have received at Closing copies of minutes of meetings of the Stockholders and the Board of Directors of IFM, certified by the corporate secretary of IFM, unanimously approving and authorizing the Merger and the Transactions.

     8.10. REVISED SCHEDULES. IFM and the Stockholders shall have provided CryoLife with revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of CryoLife, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect unless such disclosures are approved in writing by CryoLife.

     8.11. LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

     8.12. REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Merger so that the Surviving Corporation shall be able to continue to carry on the business of IFM substantially in the manner now conducted by IFM shall have been taken or made.

     8.13. REPAYMENT OF DEBTS. At the Closing, all officers, directors, stockholders and employees of IFM shall repay to the Surviving Corporation in full any outstanding indebtedness owed to IFM by them or their families.

     8.14. TERMINATION OF STOCK RIGHTS. All Stock Rights of IFM, if any, shall be terminated on or before the Closing.

     8.15. RELEASES. Each of the Stockholders shall have executed releases in favor of IFM in the form of Exhibit 8.15 attached hereto.

     8.16. FACILITIES. IFM shall deliver to Cryolife documentation evidencing to Cryolife's satisfaction that the leases for the existing facility currently used by IFM at 12165 49th Street North, Pinellas Park, Florida 33565 and the lease for the Present Facility have been extended by the lessors thereof through December 31, 1997.

                                    ARTICLE 9

                               CONDITIONS TO IFM'S
                          AND STOCKHOLDERS' OBLIGATIONS

     Each and every obligation of IFM and the Stockholders under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

     9.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by CryoLife and Newco in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

     9.2. OBLIGATIONS PERFORMED. CryoLife and Newco shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

     9.3. CLOSING DELIVERIES. CryoLife and Newco shall have delivered to the Stockholders each of the following, together with any additional items which the Stockholders may reasonably request to effect the Transactions:

          (a) the Aggregate Closing Cash Consideration;

          (b) the Debenture;

          (c) certified copies of the corporate resolutions of CryoLife and Newco authorizing the execution, delivery and performance of this Agreement by CryoLife and Newco, together with incumbency certificates with respect to the respective officers of CryoLife executing documents or instruments on behalf of CryoLife;

          (d) a certificate of the President or Chief Executive Officer of CryoLife certifying as to the matters set forth in Sections 9.1 and 9.2 hereof and as to the satisfaction of all other conditions set forth in this Article 9;

          (e) the Independent Consulting Agreement with Dr. Pruitt, Sr., duly executed by CryoLife;

          (f) opinion of counsel to CryoLife and Newco substantially in the form of Exhibit 9.3(f);

          (g) the New Facility Lease Agreement, duly executed by Newco, in form mutually acceptable to Newco and the Trust;

          (h) the New Facility Guaranty, duly executed by Cryolife; and

          (i) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

     9.4. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging or seeking material damages in connection with the Merger or the ability of CryoLife or any of its affiliates to own and operate IFM or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of IFM.

                                   ARTICLE 10

                       PROVISIONS REGARDING THE DEBENTURE

     10.1. REPRESENTATIONS BY THE DEBENTURE HOLDER. The Debenture Holder represents and warrants to CryoLife that such Debenture Holder is acquiring the Debenture for investment and not with a view to the distribution or resale thereof, and will confirm such intention to

CryoLife by letter simultaneously with the Closing. The issuance of the Debenture hereunder has not been registered under the Securities Act or any other state securities or Blue Sky law.

     10.2. COVENANTS OF THE DEBENTURE HOLDER. The Debenture Holder covenants not to offer, sell, transfer, assign, mortgage, pledge, or otherwise dispose of or encumber the Debenture delivered to him pursuant to this Agreement unless in the opinion of counsel acceptable to CryoLife given prior to such transaction, (a) such transaction may be effected in compliance with the Securities Act, the Florida Act and any other applicable state securities or Blue Sky law, and without registration thereunder, or (b) if such registration is required, that such registration has become effective and remains in effect.

     10.3. LEGEND, ETC. The Debenture Holder agrees that CryoLife will endorse on any certificate for the Debenture to be delivered to such Debenture Holder pursuant to this Agreement an appropriate legend referring to the provisions of Sections 10.1 and 10.2 hereof and the absence of registration thereof, and that CryoLife may instruct its transfer agents not to transfer any such securities unless advised by CryoLife that such provisions have been complied with.

     10.4. DUE DILIGENCE. The Debenture Holder acknowledges that such Debenture Holder has had full opportunity to investigate the business of CryoLife, and that the investment in the Debenture is highly speculative. The Debenture Holder represents that such Debenture Holder can bear the economic risks of such an investment. The Debenture Holder also represents that such Debenture Holder has such familiarity with the business of CryoLife that such Debenture Holder is able to evaluate the advisability of such Debenture Holder's investment in the Debenture based upon the information made available to such Debenture Holder which includes, without limitation, the Securities Filings. The Debenture Holder acknowledges and has carefully reviewed the "Risk Factors" discussion contained in the Form S-3 of CryoLife filed with the Securities and Exchange Commission on November 21, 1996.

     10.5. REGISTRATION. Upon request by the holders of a majority of the aggregate outstanding principal amount of the Debenture(s), and assuming Form S-3 is available to CryoLife for such a transaction under the Securities Act of 1933, CryoLife will, upon no less than 45 days' notice, use its best efforts to file a registration statement on Form S-3 (utilizing Rule 415 to the extent available) to register up to one-third of the aggregate Merger Shares (the "Annual Limit") subject to the Debenture(s) of such of the Debenture Holder(s) as choose to participate. CryoLife shall be required to file no more than one such registration statement during any consecutive eight-month period and no more than three in the aggregate. In the event there is more than one Debenture Holder and the number of Merger Shares requested to be registered exceeds the Annual Limit, then those Debenture Holders requesting registration (the "Participating Holders") shall be entitled to register up to such holder's
Proportionate   Debenture  Amount  (as  defined  below)  of  the  Annual  Limit.
"Proportionate Debenture Amount" shall mean that number, expressed as a percentage, that the principal amount of a Debenture Holder's Debenture bears to the outstanding principal amount of all Debentures held by Participating Holders.

     10.6. EXPENSES OF OFFERING. Without regard to whether the registration statement relating to the proposed sale of the Merger Shares is made effective or the proposed sale of such Merger Shares is carried out, CryoLife shall pay the fees and expenses in connection with any such registration including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the Securities Act and state securities laws and the filing fees paid to the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Debenture Holder shall be responsible for the payment of underwriting discounts and commission, if any, applicable transfer taxes and fees and charges of any attorneys or other advisers retained by such Debenture Holder.

     10.7. REGISTRATION PROCEDURES AND EXPENSES. If and whenever pursuant to the provisions of this Article 10 CryoLife effects registration of Debenture(s) under the Securities Act of 1933 and state securities laws, CryoLife shall:

          (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period not to exceed two months;

          (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the underwriters or the holder(s) of the Debenture(s) pertaining to the Merger Shares subject to the registration, as applicable, shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the sole opinion of CryoLife) to enable the Debenture Holder(s) offering such securities to consummate the disposition thereof; provided, however, that in no event shall CryoLife be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject.

     10.8. LIMITATION ON OBLIGATIONS TO REGISTER. Anything in this Article 10 to the contrary notwithstanding:

          (a) CryoLife shall not be obligated pursuant to Section 10.5 to effect any registration after three years from the Closing Date, or such shorter period as may hereafter be specified in Rule 144(k).

          (b) CryoLife may defer the filing of any registration statement or suspend the use of a prospectus under a currently effective registration statement under Section 10.5 at its discretion for good cause. For example, CryoLife may defer the filing ("Filing") if (i) CryoLife is engaged in active negotiations with respect to an acquisition which would in the opinion of counsel for CryoLife be required to be disclosed in the Filing; or (ii) in the opinion of counsel for CryoLife, the Filing would require the inclusion therein of certified financial statements other than those in respect of CryoLife's most recently ended full fiscal year and any preceding full fiscal year, and CryoLife may then, at its option, delay the imposition of its obligations pursuant to
Section 10.5 hereof until the earlier of (A) the conclusion or termination of such negotiations, or the date of availability of such certified financial statements, whichever is applicable, or (B) 120 days from the date of the registration request (which period may be extended prior to the expiration of the deferred period by CryoLife for up to one additional 90-day period with the consent of the Debenture Holder(s), which consent will not be unreasonably withheld or delayed).

     In the event CryoLife has deferred a requested Filing, pursuant to the preceding paragraph, such deferral period shall end if CryoLife registers shares for resale by another stockholder of CryoLife on Form S-3. In the event CryoLife undertakes an underwritten public offering for cash during any period in which a requested Filing has been deferred, CryoLife shall provide the requesting Debenture Holder(s) with customary "piggyback" rights, subject to (i) the right of the managing underwriters to object to including such shares, (ii) any currently existing piggyback rights, and (iii) the condition that such requesting Debenture Holder(s) shall cooperate in the registration process in all material respects, including execution by such Debenture Holder(s) of the underwriting agreement agreed to by CryoLife and the underwriters.

          (c) CryoLife may amend any registration statement to withdraw registration of any selling Debenture Holder's Merger Shares if such Debenture Holder shall fail or refuse to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by CryoLife, the underwriters (if any), their respective counsel and CryoLife's auditors.

     10.9. INDEMNIFICATION.

          (a) Notwithstanding anything contained to the contrary in, and in addition to, Article 7, with respect to any registration statement relating to any Merger Shares sold by a Debenture Holder, such Debenture Holder will indemnify CryoLife, its directors, each officer who signs the registration statement and each person, if any, who controls CryoLife within the meaning of the Securities Act, in writing, in form and substance acceptable to counsel for CryoLife, against any and all expenses, claims, damages or liabilities to which CryoLife may become subject under the Securities Act, Exchange Act, the Florida Act, the Georgia Act, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing made pursuant to the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements contained therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to CryoLife by such Debenture Holder expressly for use in the preparation thereof.

          (b) With respect to any registration statement relating to any Merger Shares held by the Debenture Holder(s), CryoLife will indemnify each Debenture Holder, and each person, if any, who controls a Debenture Holder within the meaning of the Securities Act, against all expenses, claims, damages or liabilities to which either Debenture Holder, any such underwriter, or any such controlling person may become subject, under the Securities Act, the Exchange Act, the Florida Act, the Georgia Act, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing under the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that CryoLife shall not be liable to a Debenture Holder or to any controlling person of a Debenture Holder in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to CryoLife by a Debenture Holder expressly for use in the preparation thereof.

     10.10. INVESTMENT REPRESENTATIONS. CryoLife may require any Debenture Holder, as a condition of conversion of any portion of any Debenture, to give written assurances in substance and form satisfactory to CryoLife to the effect that such person is acquiring the Merger Shares subject to the Debenture for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as CryoLife deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     10.11. COMPLIANCE WITH SECURITIES LAWS. The Debenture shall be subject to the requirement that, if at any time counsel to CryoLife shall determine that the listing, registration, or qualification of the Merger Shares subject to such Debenture upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Debenture may not be converted in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to CryoLife. Except as specifically contained herein, CryoLife shall not be required to apply for or to obtain such listing, registration, or qualification.

                                   ARTICLE 11

                                   TERMINATION

     11.1. TERMINATION. This Agreement may be terminated at any time before the Closing Date:

          (a) by mutual written consent of CryoLife and IFM;

          (b) by CryoLife if (i) there occurs a substantial loss, damage or diminution of assets or other material adverse change in IFM or the business of IFM or arising from any cause beyond the reasonable control of IFM or the Stockholders including theft, fire, flood or act of God prior to Closing; (ii) the revenues and earnings progress of IFM as shown on the books and records of IFM at the Closing has not continued within such ranges as are consistent with prior performance of IFM; or (iii) IFM's entering into this Agreement and consummating the Transactions are not approved by the Stockholders;

          (c) by any nonbreaching party hereto if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto;

          (d) by either CryoLife or IFM if the Closing is not consummated on or before March 7, 1997, unless the failure to close by such date is attributable to actions or omissions of the party seeking to terminate this Agreement under this subsection; or

          (e) in accordance with CryoLife's election under Section 12.1.

     11.2. EFFECTS OF TERMINATION. In the event this Agreement is terminated pursuant to Section 11.1(a), 11.1(b)(i), or 11.1(d) above, no party shall have any obligations to the others hereunder. If this Agreement is terminated pursuant to Section 11.1(b)(ii) or 11.1(c), each party hereto may exercise all remedies available to it under this Agreement, at law or in equity. If this Agreement is terminated, CryoLife and Newco shall promptly return to IFM all copies of the due diligence materials previously provided by IFM to CryoLife and Newco or their representatives and the obligations in respect of confidentiality set forth herein shall remain in effect.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     12.1. RISK OF LOSS. The risk of loss prior to the Closing Date shall be with IFM. In the event that any of IFM's assets or the operations of the business of IFM shall have been damaged or otherwise adversely affected as a result of any strike, accident or other casualty or act of God or the public enemy, or any judicial, administrative or governmental proceeding at such time as IFM proposed to close, then CryoLife shall have the options of either (a) proceeding to close with an assignment of any insurance proceeds which may be paid to reflect such loss or damage or (b) terminating this Agreement without further liability to IFM or the Stockholders.

     12.2. SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

     12.3. MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

     12.4. ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and the Closing Documents may not be assigned by CryoLife, except to an affiliate of CryoLife, and may not be assigned by IFM or any Stockholder, without the prior written consent of CryoLife. The terms and conditions hereof (including without limitation
Section 3.16) shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     12.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.6. NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (b) transmitted by hand delivery (including delivery by Federal Express or similar reputable guaranteed overnight courier service), addressed as follows:

     If to IFM or the Stockholders:     Ideas for Medicine, Inc.
                                        12167 49th Street North
                                        Clearwater, Florida  34622
                                        Attention:  J. Crayton Pruitt, M.D.
                                        Telefax:  (813) 823-8606

     with a copy to:                    Charles F. Arnold, Esq.
                                        621 Sixth Avenue South
                                        St. Petersburg, Florida 33701
                                        Telefax: (813) 823-2742

     If to CryoLife or Newco:           CryoLife, Inc.
                                        1655 Roberts Boulevard, NW
                                        Kennesaw, Georgia  30144
                                        Attention:  President and Chief
                                                    Executive Officer
                                        Telefax:  (770) 426-0031

         with a copy to:                Arnall Golden & Gregory
                                        2800 One Atlantic Center
                                        1201 West Peachtree Street
                                        Atlanta, Georgia  30309-3450
                                        Attention:  Clinton Richardson.
                                        Telefax:  (404) 873-8665

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below.

     12.7. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than CryoLife, IFM, Newco and, after the Closing Date, the Stockholders, any rights or remedies hereunder.

     12.8. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, excluding those relating to conflicts of laws.

     12.9. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     12.10. ATTORNEY'S FEES. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorney's fees.

     12.11. FURTHER ASSURANCES. The parties to this Agreement agree to execute and or deliver, either before or after Closing, any further documents or agreements contemplated hereby and/or necessary or appropriate to effectuate and consummate the Transactions contemplated hereby, including, without limitation the transfer of IFM's rights to the Intellectual Property. Each of the Stockholders agrees to provide to CryoLife, both before and after closing, such information as CryoLife may reasonably request in order to consummate the Transactions contemplated hereby and to effect an orderly transition following Closing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     CRYOLIFE:

                                     CRYOLIFE, INC.


                                     By:_______________________________
                                        Steven G. Anderson
                                        President and Chief Executive
                                        Officer

                                      NEWCO:

                                      CRYOLIFE ACQUISITION CORPORATION


                                       By:_______________________________
                                          Steven G. Anderson
                                          President and Chief Executive Officer

                                       IFM:

                                       IDEAS FOR MEDICINE, INC.


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:______________________________

STOCKHOLDERS:


-----------------------------------
J. Crayton Pruitt, Sr., M.D.

-----------------------------------
Thomas Benham


-----------------------------------
Thomas Alexandris

-----------------------------------
Tom Judge

-----------------------------------
Natalie Judge

-----------------------------------
Helen Wallace

-----------------------------------
J. Crayton Pruitt, Jr., M.D.

-----------------------------------
Johanna Pruitt

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 3.2      Distribution of Closing Consideration
Schedule 3.4      Allocation of Closing Consideration
Schedule 4.1      IFM Consents
Schedule 4.9      Stock Rights
Schedule 5.2      IFM Stockholdings, Officers and Directors
Schedule 5.4      Exceptions to Required Consents
Schedule 5.7      Licenses and Permits
Schedule 5.8      Liabilities not disclosed on Historical Financials
Schedule 5.10     Changes Since 12/31/95
Schedule 5.11     Taxes
Schedule 5.12     Encumbrances
Schedule 5.13     Vehicles; Fixed Assets
Schedule 5.14     Inventory
Schedule 5.15(a)  Trade Payables; Accrued Expenses
Schedule 5.15(c)  Debts and Obligations
Schedule 5.16     Accounts Receivable
Schedule 5.17     Contracts and Commitments
Schedule 5.18     Leases
Schedule 5.19(a)  Intellectual Property
Schedule 5.19(b)  Form of Confidentiality Agreement
Schedule 5.20     Litigation
Schedule 5.21(a)  Employee Benefit Plans
Schedule 5.21(c)  IFM Employees Eligible for Continuation Coverage
Schedule 5.21(d)  Noncompliance regarding Employee Benefit Plans
Schedule 5.21(e)  Liability for Employee Benefits
Schedule 5.21(f)  Benefits to Former Directors or Employees
Schedule 5.21(g)  Changes in Employee Benefit Plans
Schedule 5.21(h)  Sick Leave and Vacation Time
Schedule 5.23     Immigration Matters
Schedule 5.25     Insurance Policies
Schedule 5.26     Certain Contracts
Schedule 5.27     Bank Accounts
Schedule 5.28     Advisors Fees
Schedule 6.3      CryoLife Consents

Exhibit 2.2       Articles of Merger
Exhibit 3.1       Form of Convertible Subordinated Debenture
Exhibit 4.2       Form of Consulting Agreement with J. Crayton Pruitt, Sr., M.D.
Exhibit 4.11(a)   Form of Lease
Exhibit 4.11(b)   Form of Guaranty
Exhibit 4.13      Form of Non-Competition Agreement
Exhibit 8.4(g)    Form of IFM Counsel Opinion
Exhibit 8.15      Form of Release
Exhibit 9.3(f)    Form of CryoLife and Newco Counsel Opinion